Exhibit 3.1

NAVIGANT CONSULTING, INC.

a Delaware corporation

AMENDED AND RESTATED BY-LAWS

(as amended and restated as of December 26, 2017)

ARTICLE 1.

OFFICES

1.1    Registered Office. The registered office shall be in the City of Dover, County of Kent, State of Delaware.

1.2    Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2.

MEETINGS OF STOCKHOLDERS

2.1    Place of Meeting. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated by the Board of Directors in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a) of the Delaware General Corporation Law.

2.2    Voting Lists. The officer who has charge of the ledger of the Corporation shall prepare and make available, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting on such issue, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.3    Time of Annual Meeting. Annual meetings of all stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which stockholders shall elect directors to hold office for the term provided in Section 3.2 of these By-Laws, and conduct such other business as shall be considered in accordance with this Section 2.3.

At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in Section 2.3 of these By-Laws, in the time herein provided. For business to be properly brought before an annual meeting by a stockholder, the stockholder must deliver written notice to, or mail such written notice so that it is received by, the secretary of the Corporation, at the principal executive offices of the Corporation, not less than one hundred twenty (120) nor more than one hundred fifty (150) days prior to the first anniversary of the date of the Corporation’s consent solicitation or proxy statement released to stockholders in connection with the previous year’s election of directors or meeting of stockholders, except that if no annual meeting of stockholders or election by consent was held in the previous year, a proposal shall be received by the Corporation within ten (10) days after the Corporation has “publicly disclosed” the date of the meeting in the manner provided in Section 2.3 below. The stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. No matter which is not a proper matter for stockholder consideration shall be brought before the meeting. For purposes of these By-Laws, “publicly disclosed” or “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission.

2.4    Notice of Annual Meetings. Written or printed notice stating the place, if any, day and hour of the meeting, the means of remote communication, if any, and in the case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty (60) days before the date of the meeting, or in the case of a merger or consolidation not less than twenty nor more than sixty (60) days before the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

2.5    Director Nominations. Only persons who are nominated in accordance with the following procedure shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.5. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date of the preceding year’s annual meeting. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving notice (A) the name and address, as they appear on the Corporation’s books, of such stockholder, and (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedure set forth herein. The presiding officer shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if such officer should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

2.6    Special Meetings of the Stockholders. Special meetings of all of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors, or at the request in writing of stockholders owning at least fifty percent (50%) of the entire capital stock of the Corporation issued and outstanding and entitled to vote. The business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice for the meeting transmitted to stockholders.

2.7    Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given by the secretary of the Corporation not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

2.8    Quorum and Adjournments. The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or the Corporation’s Certificate of Incorporation. If, however, such quorum shall not be present or represented at any such meeting of the stockholders, the stockholders entitled to vote thereat, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented; provided that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed by the directors for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

2.9    Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days, or in the case of a merger or consolidation, at least twenty (20) days, immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, for a meeting of stockholders, not less than ten (10) days, or in the case of a merger or consolidation, not less than twenty (20) days, immediately preceding such meeting. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

2.10    Vote Required. When a quorum is present at any meeting of all stockholders, in all matters other than the election of directors, the affirmative vote of holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall decide any question brought before such meeting, unless the question is one which by express provision of law or the Certificate of Incorporation requires a different vote in which case such express provision shall govern and control the decision of such question.

2.11    Voting Rights. Unless otherwise provided in the Certificate of Incorporation, each stockholder having voting power shall at every meeting of the stockholders be entitled to one vote in person (including by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion by which stockholders may be deemed to be present in person and vote at such meeting) or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period. At any meeting of the stockholders, every stockholder entitled to vote may vote in person (including by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion by which stockholders may be deemed to be present in person and vote at such meeting) or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that, such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. All voting, including the election of directors but except where otherwise required by law, may be by a voice vote; provided, however, that upon demand by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. Such inspector may be an officer, director or employee of the Corporation. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

2.12    Meeting Leadership. The chairman of the Board of Directors shall preside at all meetings of the stockholders. In the absence or inability to act of the chairman, the chief executive officer, the president, the chief financial officer or an executive vice president (in that order) shall preside, and in their absence or inability to act another person designated by one of them shall preside. The chairman of the meeting shall appoint a person who need not be a stockholder to act as secretary of the meeting.

2.13    Order. Meetings of the stockholders need not be governed by any prescribed rules of order. The presiding officer’s rulings on procedural matters shall be final. The presiding officer is authorized to impose time limits on the remarks of individual stockholders and may take such steps as such officer may deem necessary or appropriate, in his or her sole discretion, to assure that the business of the meeting is conducted in an orderly manner. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate in its sole discretion regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting.

ARTICLE 3.

DIRECTORS

3.1    General Powers. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not required by statute, by the Certificate of Incorporation, or by these By-Laws to be done by the stockholders. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

3.2    Election. Each director elected shall hold office during the term for which he or she is elected and until his or her successor is elected and qualified. Any director may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. Each director shall be elected by the vote of a majority of the votes cast with respect to such director’s election at any meeting for the election of directors at which a quorum is present. However, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or by proxy at any such meeting and entitled to vote on the election of directors. A majority of votes cast in an election of directors shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” such director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” such director’s election).

If a nominee for director, who is an incumbent director, is not elected, such director shall promptly tender his or her resignation to the Board of Directors. The Nominating and Governance Committee, or such other committee designated by the Board of Directors from time to time, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation and “publicly disclose”, in the manner provided in Section 2.3, its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days following certification of the election results. Notwithstanding the foregoing, the Board of Directors may determine to extend such ninety (90)-day period by an additional period of up to ninety (90) days if it determines that such an extension is in the best interests of the Corporation and its stockholders.

The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Governance Committee or the decision of the Board of Directors with respect to his or her resignation.

3.3    Vacancies. Any vacancies occurring in the Board of Directors and newly created directorships shall be filled as provided in the Certificate of Incorporation of the Corporation.

3.4    Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected Board of Directors may be held immediately following the adjournment of the annual meeting of the stockholders at the same place as such annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

3.5    Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

3.6    Special Meetings. Special meetings of the Board of Directors may be called by the chairman or the chief executive officer on at least one (1) days’ notice to each director, either personally, or by courier, telephone, telegram, facsimile, telex, e-mail or other means of electronic communication. Special meetings shall be called by the chairman, the chief executive officer, the president or the chief financial officer in like manner and on like notice at the written request of one-half or more of the directors comprising the

Board of Directors stating the purpose or purposes for which such meeting is requested. Notice of any meeting of the Board of Directors for which a notice is required may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time of such meeting, and such waiver shall be equivalent to the giving of such notice. Attendance of a director at any such meeting shall constitute a waiver of notice thereof, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully convened. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors for which a notice is required need be specified in the notice, or waiver of notice, of such meeting. The chairman shall preside at all meetings of the Board of Directors. In the absence or inability to act of the chairman, the chief executive officer, the president, the chief financial officer or an executive vice president (in that order) shall preside, and in their absence or inability to act another director designated by one of them shall preside.

3.7    Quorum; No Action on Certain Matters. At all meetings of the Board of Directors, a majority of the then duly elected directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.8    Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the chairman, the chief executive officer, the president, the chief financial officer or the secretary of the Corporation. Such resignation shall take effect at the time specified therein and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

3.9    Informal Action. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings and electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or committee.

3.10    Participation by Conference Telephone. Members of the Board of Directors, or any committee designated by such board, may participate in a meeting of such board, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

3.11    Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

3.12    Compensation. In the discretion of the Board of Directors, the directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors, may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director, and may be able to participate in certain benefit plans of the Corporation, including stock option plans. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE 4.

COMMITTEES OF DIRECTORS

4.1    Appointment and Powers. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in subsection (a) of Section 151 of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), and if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide, such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

4.2    Committee Minutes. Each committee shall keep regular minutes of its meetings and shall file such minutes and all written consents with the secretary of the Corporation. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE 5.

NOTICES

5.1    Manner of Notice. Whenever under applicable law or the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, unless otherwise provided in the Certificate of Incorporation or these By-Laws, such notice may be given in writing, delivered personally or by courier or mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with freight or postage thereon prepaid. If delivered personally, such notice shall be deemed delivered upon receipt. If notice is given by courier, such notice shall be deemed to be delivered one business day following deposit with the courier. If mailed, such notice shall be deemed to be delivered two (2) days following deposit in the United States mail. Notice to directors may also be given by telegram, facsimile, telex, e-mail or other means of electronic communication. If such notice is given by telegram, such notice shall be deemed to be delivered on the day following delivery of the telegram to the telegraph company or post office. If notice is given by telex, such notice shall be deemed to be delivered on the day of transmission if transmitted during the recipient’s normal business hours or one business day following transmission if transmitted after business hours. If notice is given by facsimile, email or other means of electronic communication, such notice shall be deemed to be delivered when such facsimile, email or other means of electronic communication is transmitted.

5.2    Waiver. Whenever any notice is required to be given under the provisions of law or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE 6.

OFFICERS

6.1    Number and Qualifications. The officers of the Corporation shall be chosen by the Board of Directors and shall be a chairman of the board, a chief executive officer and president. The Board of Directors may also choose a chief financial officer, a chief operating officer, a controller, a secretary, one or more assistant secretaries and such additional officers as the Board of Directors or Chief Executive Officer may deem necessary or appropriate from time to time. Membership on the board shall not be a prerequisite to the holding of any other office. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

6.2    Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a chairman of the board, a chief executive officer, a president, a chief financial officer, a chief operating officer and a secretary, and may choose such other officers as the Board of Directors shall deem desirable.

6.3    Other Officers and Agents. The Board of Directors may choose such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. For purposes of Article XIII of the Company’s Certificate of Incorporation, the only “directors” of the Corporation are those individuals who are serving or who have served as members of the Board of Directors and the only “officers” of the Corporation shall be those persons who have been elected as officers by the Board of Directors pursuant to Section 6.2, above. For the avoidance of doubt, employees holding job titles such as “Vice President,” “Managing Director,” “Director” are not officers of the Corporation for any purpose, including but not limited to Article XIII of the Company’s Certificate of Incorporation, unless they have been duly elected as such by the Board of Directors.

6.4    Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

6.5    Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

6.6    The Chairman of the Board. The chairman of the board shall preside at all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. The chairman of the board shall perform such duties as may be assigned to him by the Board of Directors.

6.7    The Chief Executive Officer. The chief executive officer shall, in general, supervise and control all of the business and affairs of the Corporation, unless otherwise provided by the Board of Directors. He or she shall preside at all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. He or she may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation. He or she shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation and his or her decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation subject only to its Board of Directors.

6.8    The President. In the absence of the chief executive officer, the president shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer. He or she shall have concurrent power with the chief executive officer to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation. In general, he or she shall perform all duties incident to the office of president and such other duties as the chief executive officer or the Board of Directors may from time to time prescribe.

6.9    The Chief Operating Officer. The Board of Directors shall designate whether the president or some other party shall be the chief operating officer of the Corporation. If the president has not been designated as chief operating officer, the chief operating officer shall have such duties and responsibilities, under the general supervision of the chief executive officer, as the chief executive officer or Board of Directors may from time to time prescribe.

6.10    The Chief Financial Officer. The chief financial officer shall: (i) have charge of and be responsible for the maintenance of adequate books of account for the Corporation; (ii) have charge and custody of all funds and securities of the Corporation, and be responsible therefore and for the receipt and disbursement thereof; and (iii) perform all the duties incident to the office of the chief financial officer and such other duties as from time to time may be assigned to him by the chief executive officer or by the Board of Directors. If required by the Board of Directors, the chief financial officer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors may determine.

6.11    The Secretary. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. Any other officer shall also have the authority to affix the seal of the Corporation and to attest the affixing by his or her signature.

6.12    The Controller. In the absence of the chief financial officer or in the event of his or her inability or refusal to act, the controller shall perform the duties of the chief financial officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief financial officer. The controller shall perform such other duties and have such other powers as the chief executive officer or the Board of Directors may from time to time prescribe.

6.13    The Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the chief executive officer or the Board of Directors may from time to time prescribe.

ARTICLE 7.

CERTIFICATES OF STOCK, TRANSFERS AND RECORD DATES

7.1    Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the chairman of the Board of Directors, the chief executive officer, the president, the chief financial officer, a vice-president, the treasurer, an assistant treasurer, the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designation, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or fights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Subject to the foregoing, certificates for stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe.

7.2    Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

7.3    Lost Certificates. The Board of Directors or the Corporation’s executive officers may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors or the Corporation’s executive officers may, in its, his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnifying against any claim that may be made against the Corporation or its transfer agent or registrar with respect to the certificate alleged to have been lost, stolen or destroyed.

7.4    Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and evidence of compliance with applicable law, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto cancel the old certificate and record the transaction upon its books.

7.5    Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE 8.

GENERAL PROVISIONS

8.1    Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock or rights to acquire same, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

8.2    Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

8.3    Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first (31st) day of December of each year unless otherwise fixed by resolution of the Board of Directors.

8.4    Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise set forth on any document or instrument.

8.5    Stock in Other Corporations. Shares of any other corporation which may from time to time be held by this Corporation may be represented and voted at any meeting of shareholders of such corporation by the chairman of the board, the chief executive officer, the president, the chief financial officer or a vice president, or by any proxy appointed in writing by the chairman of the board, the chief executive officer, the president, the chief financial officer or a vice-president of the Corporation, or by any other person or persons thereunto authorized by the Board of Directors. Shares represented by certificates standing in the name of the Corporation may be endorsed for sale or transfer in the name of the Corporation by the chairman of the board, the chief executive officer, the president, the chief financial officer or any vice-president or by any other officer or officers thereunto authorized by the Board of Directors. Shares belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the individual name of the chief financial officer or of any other nominee designated for the purpose of the Board of Directors.

8.6    Enforceability. If any provision of these By-Laws shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of these By-Laws, and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE 9.

AMENDMENTS

These By-Laws may be altered, amended or repealed or new By-Laws may be adopted only in the manner provided in the Corporation’s Certificate of Incorporation.

ARTICLE 10.

CONFLICT OF INTERESTS

10.1    General. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

(a)    The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)    The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c)    The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders.

10.2    Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE 11.

FORUM FOR CERTAIN ACTIONS

11.1    Forum. Unless a majority of the Board of Directors, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any of its directors, officers or other employees arising pursuant to any provision of the Delaware General Corporation Law, the Corporation’s Certificate of Incorporation or these By-Laws (in each case, as may be amended from time to time) or (iv) any action asserting a claim against the Corporation or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants; provided that this Section 11.1 shall not apply with respect to any litigation that has been filed as of October 21, 2016.

11.2    Personal Jurisdiction. If any action the subject matter of which is within the scope of Section 11.1 of these By-Laws is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 11.1 of these By-Laws (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.